UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2024

PLUS THERAPUETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200

Austin, Texas 78756

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (737) 255-7194

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	PSTV	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On May 5, 2024, Plus Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain investors identified on the signature page thereto (collectively, the “Purchasers”) for a private placement of securities (the “Initial Subscription”) for gross proceeds at the Closing Date (as defined below) of approximately $6.5 million. On May 8, 2024, the Company entered into an amendment to the Securities Purchase Agreement (the “Amendment”) that increased the aggregate subscription amount by approximately $0.75 million (the “Additional Subscription”) for aggregate initial gross proceeds of approximately $7.25 million. The Securities Purchase Agreement, as amended, provides for the sale and issuance by the Company of an aggregate of 3,591,532 shares (the “Private Placement Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), or, at the election of each Purchaser, pre-funded warrants (the “Pre-Funded Warrants”), exercisable immediately at an exercise price of $0.001 per share (the “Pre-Funded Warrant Shares”), with each Private Placement Share or Pre-Funded Warrant accompanied by (i) a Series A common warrant (“Series A Warrants”) to purchase one share of Common Stock (the “Series A Warrant Shares”), for an aggregate of 3,591,532 Series A Warrants, and (ii) one Series B common warrant (“Series B Warrants”) to purchase one share of Common Stock (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Common Warrant Shares”), for an aggregate of 3,591,532 Series B Warrants. The Private Placement Shares, Pre-Funded Warrants, Pre-Funded Warrant Shares, Series A Warrants, Series B Warrants, and the Common Warrant Shares are collectively referred to herein as the “Securities.”

The combined purchase price of $2.022 for each Private Placement Share and Pre-Funded Warrant from the Initial Subscription and $2.158 from the Additional Subscription, in each case together with one accompanying Series A Warrant and one accompanying Series B Warrant, represents the applicable “Minimum Price” in accordance with Nasdaq Listing Rule 5635(d), provided, that certain directors and executive officers of the Company (the “Company Insiders”) participated in the Initial Subscription at an offering price of $2.04 per Private Placement Share and accompanying Series A Warrant and Series B Warrant. The exercise price of each Series A Warrant and Series B Warrant from the Initial Subscription is $1.772 per share and $1.908 per share in the Additional Subscription, provided that the exercise price for the Series A Warrants and Series B Warrants issued to the Company Insiders is $1.79 per share. The participation of the Company Insiders was disclosed to the Company’s Board of Directors (the “Board”) and approved by an independent pricing committee of the Board. The Company Insiders purchased $98,500 of Securities in the aggregate.

The closing under the Securities Purchase Agreement, as amended, occurred on May 9, 2024 (the “Closing Date”). The aggregate gross proceeds at the Closing Date are expected to total approximately $7.25 million, before deducting certain expenses payable by the Company. The Company has the potential to receive future warrant cash exercise gross proceeds of up to approximately $12.0 million for an aggregate of up to approximately $19.25 million in gross proceeds.

The Series A Warrants will be exercisable until the five-year anniversary of issuance. The Series B Warrants will be exercisable until the one-year anniversary of the declaration of effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the “SEC”) covering the resale of the Series B Warrant Shares underlying the Series B Warrants. To the extent that the exercise of a Series A Warrant or Series B Warrant would result in the holder beneficially owning greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock immediately following such exercise, the holder will instead be entitled to receive pre-funded warrants in substantially the same form as the Pre-Funded Warrants issued at closing.

The Pre-Funded Warrants will be exercisable from the date of issuance until exercised in full and may not be exercised to the extent that immediately following such exercise, the holder would beneficially own greater than 4.99% (or, at the election of the holder, greater than 9.99%) of the Company’s outstanding Common Stock.

Registration Rights

In connection with the Securities Purchase Agreement, as amended, the Company entered into a registration rights agreement (the “Registration Rights Agreement”), dated as of May 5, 2024, with the Purchasers, pursuant to which the Company agreed to prepare and file a registration statement with the SEC covering the resale of the Private Placement Shares, Pre-Funded Warrant Shares and Common Warrant Shares (the “Registration Statement”) no later than 30 days following the Closing Date (the “Filing Due Date”), and to have the registration statement declared effective as promptly as practical thereafter, and in any event no later than 90 days following the Closing Date (the “Effectiveness Due Date”). In addition, pursuant to the Registration Rights Agreement, the Company is required to use its reasonable best efforts to keep the Registration Statement continuously effective from the date on which the SEC declares the Registration Statement to be effective until such date that all Registrable Securities (as such term is defined in the Registration Rights Agreement) covered by the Registration Statement have been sold pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), under Rule 144 as promulgated by the SEC under the Securities Act (“Rule 144”), or otherwise shall have ceased to be Registrable Securities.

In the event that (i) the Company fails to file the Registration Statement by the Filing Due Date, (ii) the Company fails to file with the SEC a request for acceleration of the Registration Statement within 5 Trading Days (as such term is defined in the Registration Rights Agreement) of the date that the Company is notified by the SEC that such Registration Statement will not be “reviewed” or will not be subject to further review, (iii) the Registration Statement is not declared effective on or prior to the Effectiveness Due Date, (iv) after being declared effective, (A) the Registration Statement ceases to remain continuously effective as to all Registrable Securities for which it is required to be effective, or (B) the holders are not permitted to utilize the prospectus in the Registration Statement to sell Registrable Securities, other than certain allowed delays, or (v) an allowed delay exceeds beyond the length permitted for an allowed delay, then the Company has agreed (unless the Registrable Securities are freely tradable pursuant to Rule 144) to make payments to each Purchaser as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such holder in the Registrable Securities, subject to a 12% cap in the aggregate as set forth in the Registration Rights Agreement.

The Company has granted the Purchasers customary indemnification rights in connection with the Registration Rights Agreement. The Purchasers have also granted the Company customary indemnification rights in connection with the Registration Rights Agreement.

The foregoing descriptions of the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, the Securities Purchase Agreement, the Amendment and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such documents, copies of which are attached hereto as Exhibits 4.1, 4.2, 4.3, 10.1, 10.2, and 10.3, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

Item 3.02.	Unregistered Sales of Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the sale and issuance of Securities is incorporated herein by reference into this Item 3.02.

The Company sold, or will sell, the Securities to “accredited investors,” as that term is defined in the Securities Act, in reliance on the exemption from registration afforded by Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder, and corresponding provisions of state securities or “blue sky” laws. The Purchasers represented that they were acquiring the Securities for investment only and not with a view towards the resale or distribution thereof in violation of the Securities Act. Accordingly, the Securities have not been registered under the Securities Act and such Securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

Neither this Current Report on Form 8-K, nor the exhibits attached hereto, is an offer to sell or the solicitation of an offer to buy the Securities described herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Number	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series A Warrant

4.3	Form of Series B Warrant

10.1*	Securities Purchase Agreement, dated as of May 5, 2024, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.2	First Amendment to Securities Purchase Agreement, dated as of May 8, 2024, by and among Plus Therapeutics, Inc. and the purchasers named therein

10.3	Registration Rights Agreement, dated as of May 5, 2024, by and among Plus Therapeutics, Inc. and the purchasers named therein

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and exhibits have been omitted from this exhibit pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUS THERAPEUTICS, INC.

Date: May 9, 2024	By:	/s/ Andrew Sims
	Name:	Andrew Sims
	Title:	Chief Financial Officer